UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to the Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

     Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), hereby amends this Current Report on Form 8-K, which was initially filed on December 17, 2008, to correct an error in the sixth paragraph of “Item 1.01 Entry into a Material Definitive Agreement” which incorrectly identified the amount of gross proceeds that must be received by the Company from a qualified equity offering to reduce the number of warrants issued to the United States Department of the Treasury as $23,750,000. The correct amount of $95,000,000 is set forth below. Except for the amendment described in this paragraph, this Current Report on Form 8-K is not being amended or updated in any other manner.
Item 1.01. Entry into a Material Definitive Agreement.
     On December 12, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), Pinnacle Financial Partners, Inc. (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated December 12, 2008 pursuant to which the Company issued and sold to Treasury (i) 95,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase up to 534,910 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at an initial exercise price of $26.64 per share (the “Warrant”), for an aggregate purchase price of $95,000,000 in cash.
     The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years following issuance, and 9% per annum thereafter. Dividends are payable on the Series A Preferred Stock quarterly and are payable on February 15, May 15, August 15 and November 15 of each year. If the Company fails to pay a total of six dividend payments on the Series A Preferred Stock, whether or not consecutive, holders of the Series A Preferred Stock will have the right to elect two directors to the Company’s board of directors until the Company has paid all such dividends that it had failed to pay.
     The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series A Preferred Stock generally is non-voting.
     The Series A Preferred Stock may be redeemed by the Company following February 15, 2012. Prior to that date, the Series A Preferred Stock may be redeemed in whole or in part, only with the proceeds of a Qualified Equity Offering (as defined below) that results in proceeds to the Company of not less than $23,750,000. A “Qualified Equity Offering” is the sale by the Company for cash, following the date of issuance of the Series A Preferred Stock, of Common Stock or perpetual preferred stock that qualifies as Tier 1 capital under the risk-based capital guidelines of the Board of Governors of the Federal Reserve System. Any redemption of the Series A Preferred Stock, whether before or after February 15, 2012, is subject to the consent of the Board of Governors of the Federal Reserve System.
     Prior to December 12, 2011, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on the Common Stock or (2) redeem, purchase or acquire any shares of Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.
     The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the resale of the Series A Preferred Stock and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $95,000,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009. The Warrant is immediately exercisable and the exercise price and number of Warrant Shares issuable upon exercise of the Warrant is subject to anti-dilution and adjustment provisions.
     In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA.
     This description of the Purchase Agreement and the Warrant is a summary and does not purport to be a complete description of all of the terms of the Agreement and the Warrant, and is qualified in its entirety by reference to the Agreement and the Warrant, filed herewith as Exhibit 10.1 and Exhibit 4.2, respectively.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” above with respect to the issuance and sale of the Series A Preferred Stock and the Warrant is incorporated by reference herein as if fully set forth herein.
Item 3.03. Material Modification to the Rights of Security Holders.
     Prior to December 12, 2011, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on the Common Stock or (2) redeem, purchase or acquire any shares of the Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.
     In addition, as set forth in the Articles of Amendment to the Company’s Charter filed with the Secretary of State of the State of Tennessee on December 12, 2008 (the “Articles of Amendment”), in which the rights and preferences of the Series A Preferred Stock are set forth, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of Common Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment described in more detail in Item 5.03 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 12, 2008, the Company filed with the Secretary of State of the State of Tennessee Articles of Amendment to the Company’s Amended and Restated Charter pursuant to which subsection (c) to Article 2 has been added to the Company’s Amended and Restated Charter in which the designations, preferences, limitations and relative rights of the Series A Preferred Stock is set forth. A copy of the Articles of Amendment to the Company’s Amended and Restated Charter is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

3.1	Articles of Amendment to the Amended and Restated Charter of Pinnacle Financial Partners, Inc.*

4.1	Form of Certificate for the Series A Preferred Stock.*

4.2	Warrant for Purchase of Shares of Common Stock dated December 12, 2008.*

10.1	Letter Agreement, dated December 12, 2008, between the Company and the United States of the Treasury, including Securities Purchase Agreement — Standard Terms, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.*

*	Previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By: /s/ Harold R. Carpenter

Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer
Date: January 6, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Charter of Pinnacle Financial Partners, Inc.*

4.1	Form of Certificate for the Series A Preferred Stock.*

4.2	Warrant for Purchase of Shares of Common Stock dated December 12, 2008.*

10.1	Letter Agreement, dated December 12, 2008, between the Company and the United States of the Treasury, including Securities Purchase Agreement - Standard Terms, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.*

*	Incorporated herein by reference to the Current Report on Form 8-K filed by Pinnacle Financial Partners, Inc. on December 17, 2008.